UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ALLERGAN PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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Allergan™

2019 Annual General Meeting of Shareholders

2019 Annual General Meeting of Shareholders

May 1, 2019, 8:30 AM Local Time

The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland

Allergan’s Commitment to Best-in-Class Governance and Rigorous Independent Oversight

✓	Deeply engaged, effective and high-caliber Director nominees who collectively possess significant industry, leadership, financial, scientific, technology, governance and talent experience
✓	Strong governance structure with robust Lead Independent Director role and majority independent Director nominees
✓	Active board refreshment with six new Independent Directors added since the beginning of 2017
✓	Strong alignment of pay-for-performance compensation policies
✓	Demonstrated commitment to shareholder engagement and responsiveness to feedback with recent enhancements including:
➢ Adopted Independent Chairman policy to be phased in during the next leadership transition
➢ Enhanced Lead Independent Director responsibilities
➢ Established Mergers & Acquisitions Committee, chaired by Robert Hugin (Former CEO and Chairman of Celgene), to provide more focused review and oversight of proposed transactions

3 Quick and Easy Ways to Vote

If you are a shareholder of record, you may vote in one of the following ways:

By Telephone Call the toll-free telephone number noted on your proxy card or Internet Notice by April 30 at 3:59 PM ET

Over the Internet Visit the website for Internet voting is noted on your proxy card or Internet Notice by April 30 at 3:59 PM ET

By Mail Simply mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided. Your card must be received by April 29 at 10:00 AM ET

The Proxy Statement, 2018 Annual Report to Shareholders and our Irish statutory financial statements are available at www.proxyvote.com.

Forward-Looking Statement

Statements contained in this communication that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this communication. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; the effects of any changes to management or corporate governance; market acceptance of and continued demand for Allergan’s products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; risks related to impairments; uncertainty associated with financial projections, projected debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2018. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2019 annual general meeting. The Company has filed a definitive proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Information regarding the identity of the Company’s directors and certain of its executive officers, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. You may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents that may be filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. The proxy statement and other relevant documents filed by the Company with the SEC are also available, without charge, on the Company’s website at www.allergan.com, or by directing a written request to Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, Attention: Investor Relations.